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                                                                   EXHIBIT 10.15



                 SENIOR LOAN AND SECURITY AGREEMENT NO. 053-6193

THIS SENIOR LOAN AND SECURITY AGREEMENT NO. 053-6193 (this "Security Agreement") is dated as of November 5, 1998 between AVANEX CORPORATION, a California corporation ("Borrower") and PHOENIX LEASING INCORPORATED, a California corporation ("Lender").

                                    RECITALS

      A. Borrower desires to borrow from Lender in one or more borrowings an amount not to exceed $1,300,000 in the aggregate, and Lender desires to loan, subject to the terms and conditions herein set forth, such amount to Borrower (each, a "Loan" and collectively, the "Loans"). Such borrowings shall be evidenced by one or more Senior Secured Promissory Notes (each, a "Note" and collectively, the "Notes"), in the form attached hereto.

      B. As security for Borrower's obligations to Lender under this Security Agreement, the Notes and any other agreement between Borrower and Lender, Borrower will grant to Lender hereunder a first priority security interest in certain of its equipment, machinery, fixtures, other items and intangibles and also certain custom use equipment, installation and delivery costs, purchase tax, toolings, software and other items generally considered fungible or expendable ("Soft Costs") whether now owned by Borrower or hereafter acquired, and all substitutions and replacements of and additions, improvements, accessions and accumulations to said equipment, machinery and fixtures and other items, together with all rents, issues, income, profits and proceeds therefrom (collectively, the "Collateral") which is described on the Note attached hereto or any subsequently-executed Note entered into by Lender and Borrower and which incorporates this Security Agreement by reference.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

SECTION 1. TERM OF AGREEMENT. The term of this Security Agreement begins on the date set forth above and shall continue thereafter and be in effect so long as and at any time any Note entered into pursuant to this Security Agreement is in effect. The Term and monthly payment amount payable with respect to each item of Collateral shall be as set forth in and as stated in the respective Note(s). The terms of each Note hereto are subject to all conditions and provisions of this Security Agreement as it may at any time be amended. Each Note shall constitute a separate and independent Loan and contractual obligation of Borrower and shall incorporate the terms and conditions of this Security Agreement and any additional provisions contained in such Note. In the event of a conflict between the terms and conditions of this Security Agreement and any provisions of such Note, the provisions of such Note shall prevail with respect to such Note only.

SECTION 2. NON-CANCELABLE LOAN. This Security Agreement and each Note cannot be canceled or terminated except as expressly provided herein. Borrower agrees that its obligations to pay all monthly payment amounts and other sums payable hereunder (and under any Note) and the rights of Lender and any assignee in and to such rent and other sums, are absolute and unconditional and are not subject to any abatement, reduction, setoff, defense, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which Borrower may have against Lender, any assignee, the manufacturer or seller of the Collateral, or against any person for any reason whatsoever.

SECTION 3. LENDER COMMITMENT. (a) General Terms. Subject to the terms and conditions of

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this Security Agreement and so long as no Event of Default or event which with the giving of notice or passage of time, or both, would become an Event of Default has occurred and is continuing, Lender hereby agrees to make one or more senior secured Loans to Borrower, subject to the following conditions: (i) each Loan shall be evidenced by a Note; (ii) the total principal amount of the Loans shall not exceed $1,300,000 in the aggregate (the "Commitment"); (iii) at the time of each Loan, no Event of Default or event which with the giving of notice or passage of time, or both, would become an Event of Default shall have occurred and be continuing, as reasonably determined by Lender, and certified by Borrower; (iv) the amount of each Loan shall be at least $25,000 except for a final Loan which may be less than $25,000; (v) Lender shall not be obligated to make any Loan after June 30, 1999 provided that the funding period may be extended to August 31, 1999 if Lender has received and approved in its sole discretion Borrower's monthly 2000 business plan; (vi) for each Loan, Borrower shall present to Lender a list of proposed Collateral for approval by Lender in its sole discretion; (vii) for each Loan, Borrower shall have provided Lender with each of the closing documents described in Exhibit A hereto (which documents shall be in form and substance reasonably acceptable to Lender);
(viii) Borrower is performing according to and is not materially deviating from its business plan referred to as "Proforma Income Statement and Proforma Balance Sheet," 2 pages, dated September 16, 1998 (the "Business Plan"), as may be amended from time to time in form and substance acceptable to Lender; (ix) there shall be no material adverse change in Borrower's condition, financial or otherwise, that would materially impair the ability of Borrower to meet its payment and other obligations under this Loan (a "Material Adverse Effect") as reasonably determined by Lender, and Borrower so certifies, from (yy) the date of the most recent financial statements delivered by Borrower to Lender to (zz) the date of the proposed Loan; (x) Borrower shall use the proceeds of all Loans hereunder to purchase or reimburse the purchase of Collateral; (xi) at the time of each Loan, Borrower has reimbursed Lender for all UCC filing and search costs, inspection and labeling costs, and appraisal fees, if any; (xii) all Collateral has been marked and labeled by Lender or Lender's agent; and (xiii) Lender has received in form and substance acceptable to Lender: (a) Borrower's interim financial statements signed by a financial officer of Borrower, (b) prior to the first funding, evidence of Borrower's $2.600.000 cash position as of July 31, 1998; and (c) complete copies of the Borrower's audit reports for its most recent fiscal year, which shall include at least Borrower's balance sheet as of the close of such year, and Borrower's statement of income and retained earnings and of changes in financial position for such year, prepared on a consolidated basis and certified by independent public accountants. Such certificate shall not be qualified or limited because of restricted or limited examination by such accountant of any material portion of the company's records. Such reports shall be prepared in accordance with generally accepted accounting principles and practices consistently applied.

      (b) The Notes. Each Loan shall be evidenced by a Note. Each Note shall bear interest and be payable at the times and in the manner provided therein. Following payment of the Indebtedness related to each Note, Lender shall return such Note, marked "cancelled," to Borrower. Borrower has the ability to prepay all, but not fewer than all, outstanding Notes in whole but not in part only in the event that Lender declines to consent to Borrower's merger into, consolidation with or conveyance or transfer of its properties substantially as an entirety to any other person or entity. The prepayment amount shall be the sum of (i) and (ii) below, discounting the amounts in (ii) at a rate of 6% per annum compounded monthly on the basis of a 360 day year: (i) all amounts which may be then due or accrued to the payment date for all outstanding Notes; (ii) as of such payment date, an amount equal to: (A) all remaining monthly payments due under all outstanding Notes, and (B) 20% of the value of the Collateral under all outstanding Notes calculated in accordance with Election No. 1 in
Section 28. The prepayment conditions are as follows: (a) Borrower must provide Lender with at least five (5) days' advance written notice of its intention to prepay; and (b) the prepayment date must fall on a regular monthly payment date.



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SECTION 4. SECURITY INTERESTS. (a) Borrower hereby grants to Lender a first security interest in all Collateral; (b) This Security Agreement secures (i) the payment of the principal of and interest on the Notes and all other sums due thereunder and under this Security Agreement (the "Indebtedness") and (ii) the performance by Borrower of all of its other covenants now or hereafter existing under the Notes, this Security Agreement and any other obligation owed by Borrower to Lender (the "Obligations").

SECTION 5. BORROWER'S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that (a) it is in good standing under the laws of the state of its formation, duly qualified to do business and will remain duly qualified during the term of each Loan in each state where necessary to carry on its present business and operations, including the jurisdiction(s) where the Collateral will be located as specified on each Exhibit A to each Note, except where failure to be so qualified could not reasonable be expected to have a Material Adverse Effect; (b) it has full authority to execute and deliver this Security Agreement and the Notes and perform the terms hereof and thereof, and this Security Agreement and the Notes have been duly authorized, executed and delivered and constitute valid and binding obligations of Borrower enforceable in accordance with their terms; (c) the execution and delivery of this Security Agreement and the Notes will not contravene any law, regulation or judgment affecting Borrower or result in any breach of any material agreement or other instrument binding on Borrower; (d) no consent of Borrower's shareholders or holder of any indebtedness, or filing with, or approval of, any governmental agency or commission, which has not already been obtained or performed, as appropriate, is a condition to the performance of the terms of this Security Agreement or the Notes; (e) there is no action or proceeding pending or threatened against Borrower before any court or administrative agency which might have a Material Adverse Effect on the business, financial condition or operations of Borrower;
(f) at the time any Loan is made hereunder, Borrower owns and will keep all of the Collateral free and clear of all liens, claims and encumbrances other than Permitted Liens, and, except for this Security Agreement, there is no deed of trust, mortgage, security agreement or other third party interest against any of the Collateral other than Permitted Liens; (g) at the time any Loan is made hereunder, Borrower has good and marketable title to the Collateral; (h) at the time any Loan is made hereunder, all Collateral has been received, installed and is ready for use and is satisfactory in all respects for the purposes of this Security Agreement; (i) the Collateral is, and will remain at all times under applicable law, removable personal property, which is free and clear of any lien or encumbrance except in favor of Lender and except for Permitted Liens, notwithstanding the manner in which the Collateral may be attached to any real property; (j) all credit and financial information submitted to Lender herewith or at any other time is and will at the time given be true and correct in all material respects; and (k) the security interest granted to Lender hereunder is a first priority security interest, and (l) on or before January 1, 2000, Borrower's computer system shall be Year 2000 performance compliant and will thus be able to accurately process date data from, into and between the twentieth and twenty-first centuries including leap year calculations. "Permitted Liens" shall mean and include: (i) liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith; and (ii) liens of carriers, warehousemen, mechanics, materialmen, vendors, landlords and other liens arising by operation of law for obligations incurred in the ordinary course of business not at the time delinquent or thereafter payable without penalty or being contested in good faith.

SECTION 6. METHOD AND PLACE OF PAYMENT. Borrower shall pay to Lender, at such address as Lender specifies in writing, all amounts payable to it under this Security Agreement and the Notes.

SECTION 7. LOCATION; INSPECTION; LABELS. Except for "mobile goods" (as such term is defined in the California Uniform Commercial Code), including, without limitation, laptop computers and other mobile equipment, and other equipment used at trade shows, all of the Collateral shall be located at the address (the "Collateral Location") shown on Exhibit A to each Note and shall not be moved without Lender's prior written consent which location shall in all events be within the United States. All of the



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records regarding the Collateral shall be located at 42501 Albrae Street,
Fremont, CA 94538, or such other location of which Borrower has given notice to Lender in accordance with this Security Agreement. Lender shall have the right to inspect Collateral, including records relating thereto, and Borrower's books and records at any time (upon reasonable notification) during regular business hours, such books and records to be maintained in accordance with generally accepted accounting principles. Borrower shall be responsible for all labor, material and freight charges incurred in connection with any removal or relocation of Collateral which is requested by Borrower and consented to by Lender, as well as for any charges due to the installation or moving of the Collateral. Payments under the Notes and under this Security Agreement shall continue during any period in which the Collateral is in transit during a relocation. During Borrower's regular business hours and upon at least two days' notice to Borrower, Lender or its agent shall mark and label Collateral, which labels (to be provided by Lender) shall state that such Collateral is subject to a security interest of Lender, and Borrower shall keep such labels on the Collateral as so labeled.

SECTION 8. COLLATERAL MAINTENANCE. (a) General. Upon reasonable notice, Borrower will reasonably permit Lender to inspect each item of Collateral and its maintenance records during Borrower's regular business hours. Borrower will at its sole expense comply with all applicable laws, rules, regulations, requirements and orders with respect to the use, maintenance, repair, condition, storage and operation of each item of Collateral. Any addition or improvement that is so required or cannot be so removed will immediately become Collateral of Lender. (b) Service and Repair. Borrower will at its sole expense maintain and service and repair any damage to each item of Collateral in a manner consistent with prudent industry practice and Borrower's own practice so that such item of Collateral is at all times (i) in the same condition as when delivered to Borrower, except for ordinary wear and tear, and (ii) in good operating order for the function intended by its manufacturer's warranties and recommendations.

SECTION 9. LOSS OR DAMAGE. Borrower assumes the entire risk of loss to the Collateral through use, operation or otherwise. Borrower hereby indemnifies and holds harmless Lender from and against all claims, loss of Loan payments, costs, damages, and expenses relating to or resulting from any loss, damage or destruction of the Collateral, any such occurrence being hereinafter called a "Casualty Occurrence." No later than sixty (60) days after such Casualty Occurrence, Borrower shall, at its election, either: (a) repair the Collateral returning it to good operating condition, or (b) replace the Collateral with Collateral acceptable to Lender in its reasonable discretion, in good condition and repair taking all steps required by Lender to perfect Lender's first priority security interest therein, which replacement Collateral shall be subject to the terms of this Security Agreement, or (c) pay to Lender an amount equal to the Balance Due (as defined below) for each lost or damaged item of Collateral. The Balance Due for each such item is the sum of: (i) all amounts for each item which may be then due or accrued to the payment date, plus (ii) as of such payment date, an amount discounted to present value at 6% equal to the product of the fraction specified below times the sum of all remaining payments under the respective Note, including the amount of any mandatory or optional payment required or permitted to be paid by Borrower to Lender at the maturity of the Note. The numerator of the fraction shall be the collateral value (as set forth on the applicable Note) of the item and the denominator shall be the aggregate collateral value of all items under the Note. Upon the making of such payments, Lender shall release such item of Collateral from its lien hereunder.

SECTION 10. INSURANCE. Borrower at its expense shall keep the Collateral insured against all risks of physical loss for at least the replacement value of the Collateral (including, in the case of Collateral which is vehicles, comprehensive and collision coverage) and in no event for less than the amount payable following a Casualty Occurrence (as provided in Section 9). Such insurance shall provide for a loss payable endorsement to Lender and/or any assignee of Lender. Borrower shall maintain commercial general liability insurance, including products liability and completed operations coverage, with respect to loss or damage



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for personal injury, death or property damage in an amount not less than
$2,000,000 in the aggregate, (and in the case of Collateral which is vehicles, in an amount not less than $1,000,000 covering bodily injury and property damage in a combined single limit) naming Lender and/or Lender's assignee as additional insured. Such insurance shall contain insurer's agreement to give thirty (30) days' advance written notice to Lender before cancellation or material change of any policy of insurance. Borrower will provide Lender and any assignee of Lender with a certificate of insurance from the insurer evidencing Lender's or such assignee's interest in the policy of insurance. Such insurance shall cover any Casualty Occurrence to any unit of Collateral. Notwithstanding anything in
Section 9 or this Section 10 to the contrary, this Security Agreement and Borrower's obligations hereunder shall remain in full force and effect with respect to any unit of Collateral which is not subject to a Casualty Occurrence. If Borrower fails to provide or maintain insurance as required herein, Lender shall have the right, but shall not be obligated, to obtain such insurance. In that event, Borrower shall pay to Lender the cost thereof.

SECTION 11. MISCELLANEOUS AFFIRMATIVE COVENANTS. So long as any portion of the Indebtedness is unpaid and as long as any of the Obligations are outstanding Borrower will: (a) duly pay all governmental taxes and assessments at the time they become due and payable; provided, however, Borrower may contest the same in good faith so long as no payment default by Borrower has occurred and is continuing; (b) comply with all applicable material governmental laws, rules and regulations relating to its business and the Collateral where a failure to comply could reasonably be expected to have a Material Adverse Effect; (c) take no action to adversely affect Lender's security interest in the Collateral as a first and prior perfected security interest; (d) furnish Lender with its annual audited financial statements within one hundred twenty (120) days following the end of Borrower's fiscal year, unaudited quarterly financial statements within forty-five (45) days after the end of each fiscal quarter, and within thirty
(30) days of the end of each month a financial statement for that month prepared by Borrower, and including an income statement and balance sheet, all of which shall be certified by an officer of Borrower as true and correct and shall be prepared in accordance with generally accepted accounting principles consistently applied, and such other information as Lender may reasonably request; and (e) promptly (but in no event more than five (5) days after the occurrence of such event) notify Lender of any change in Borrower's condition during the commitment period which constitutes a Material Adverse Effect, and of the occurrence of any Event of Default.

SECTION 12. INDEMNITIES. Borrower will protect, indemnify and save harmless Lender and any assignees from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees and expenses), imposed upon or incurred by or asserted against Lender or any assignee of Lender by Borrower or any third party by reason of the occurrence or existence (or alleged occurrence or existence) of any act or event relating to or caused by any portion of the Collateral, or its purchase, acceptance, possession, use, maintenance or transportation, including without limitation, consequential or special damages of any kind, any failure on the part of Borrower to perform or comply with any of the terms of this Security Agreement or any Note, claims for latent or other defects, claims for patent, trademark or copyright infringement and claims for personal injury, death or property damage, including those based on Lender's negligence or strict liability in tort and excluding only those based on Lender's gross negligence or willful misconduct. In the event that any action, suit or proceeding is brought against Lender by reason of any such occurrence, Borrower, upon Lender's request, will, at Borrower's expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated and approved by Lender. Borrower's obligations under this Section 12 shall survive the payment in full of all the Indebtedness and the performance of all Obligations with respect to acts or events occurring or alleged to have occurred prior to the payment in full of all the Indebtedness and the performance of all Obligations.



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SECTION 13. TAXES. Borrower agrees to reimburse Lender (or pay directly if instructed by Lender) and any assignee of Lender for, and to indemnify and hold Lender and any assignee harmless from, all fees (including, but not limited to, license, documentation, recording and registration fees), and all sales, use, gross receipts, personal property, occupational, value added or other taxes, levies, imposts, duties, assessments, charges, or withholdings of any nature whatsoever, together with any penalties, fines, additions to tax, or interest thereon (the foregoing collectively "Impositions"), except same as may be attributable to Lender's income, arising at any time prior to or during the term of any Notes or of this Security Agreement, or upon termination or early termination of this Security Agreement and levied or imposed upon Lender directly or otherwise by any Federal, state or local government in the United States or by any foreign country or foreign or international taxing authority upon or with respect to (a) the Collateral, (b) the exportation, importation, registration, purchase, ownership, delivery, leasing, financing, possession, use, operation, storage, maintenance, repair, return, sale, transfer of title, or other disposition thereof, (c) the rentals, receipts, or earnings arising from the Collateral, or any disposition of the rights to such rentals, receipts, or earnings, (d) any payment pursuant to this Security Agreement or the Notes, or (e) this Security Agreement, the Notes or any transaction or any part hereof or thereof.

SECTION 14. RELEASE OF LIENS. Upon payment of all of the Indebtedness and performance of all of the Obligations, Lender shall execute UCC termination statements and such other documents as Borrower shall reasonably request to evidence the release of Lender's lien relating to the Collateral.

SECTION 15. ASSIGNMENT. WITHOUT LENDER'S PRIOR WRITTEN CONSENT WHICH CONSENT WILL NOT BE UNREASONABLY WITHHELD OR DELAYED, BORROWER SHALL NOT (a) ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF THIS SECURITY AGREEMENT, ANY NOTE, ANY COLLATERAL, OR ANY INTEREST THEREIN, (b) LEASE OR LEND COLLATERAL OR PERMIT IT TO BE USED BY ANYONE OTHER THAN BORROWER OR BORROWER'S EMPLOYEES, CONTRACTORS AND AGENTS OR (c) MERGE INTO, CONSOLIDATE WITH OR CONVEY OR TRANSFER ITS PROPERTIES SUBSTANTIALLY AS AN ENTIRETY TO ANY OTHER PERSON OR ENTITY. LENDER MAY ASSIGN ANY OF THE NOTES, THIS SECURITY AGREEMENT OR ITS SECURITY INTEREST IN ANY OR ALL COLLATERAL, OR ANY OR ALL OF THE ABOVE, IN WHOLE OR IN PART TO ONE OR MORE ASSIGNEES OR SECURED PARTIES WITHOUT NOTICE TO BORROWER. If Borrower is given notice of such assignment it agrees to acknowledge receipt thereof in writing and Borrower shall execute such additional documentation as Lender's assignee and/or secured party shall reasonably require at Lender's expense. Each such assignee and/or secured party shall have all of the rights, but (except as provided in this Section 15) none of the obligations, of Lender under this Security Agreement, unless such assignee or secured party expressly agrees to assume such obligations in writing, provided that notwithstanding anything contained herein, any assignee of any portion of Lender's commitment and obligation to extend Loans as set forth in Section 3(a)(ii) of this Security Agreement, shall be obligated to extend such Loans. Borrower shall not assert against any assignee and/or secured party any defense, counterclaim or offset that Borrower may have against Lender. Notwithstanding any such assignment, and providing no Event of Default has occurred and is continuing, Lender, or its assignees, secured parties, or their agents or assigns, shall not interfere with Borrower's right to quietly enjoy use of Collateral subject to the terms and conditions of this Security Agreement. Subject to the foregoing, the Notes and this Security Agreement shall inure to the benefit of, and are binding upon, the successors and assignees of the parties hereto. Borrower acknowledges that any such assignment by Lender will not change Borrower's duties or obligations under this Security Agreement and the Notes or increase any burden or risk on Borrower.



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SECTION 16. DEFAULT. (a) Events of Default. Any of the following events or conditions shall constitute an "Event of Default" hereunder: (i) Borrower's failure to pay any monies due to Lender hereunder or under any Note beyond the tenth (10th) day after the same is due; (ii) Borrower's failure to comply with its obligations under Section 10 or Section 15; (iii) any representation or warranty of Borrower made in this Security Agreement or the Notes or in any other agreement, statement or certificate furnished to Lender in connection with this Security Agreement or the Notes shall prove to have been incorrect in any material respect when made or given; (iv) Borrower's failure to comply with or perform any material term, covenant or condition of this Security Agreement or any Note or under any other agreement between Borrower and Lender or under any lease or mortgage of real property covering the location of the Collateral if such failure to comply or perform is not cured by Borrower within thirty (30) days after Borrower knows of the noncompliance or nonperformance or notice from Lender or such longer period that Borrower is diligently attempting to effect such cure; (v) seizure of any of the Collateral under legal process; (vi) the filing by or against Borrower or any guarantor under any guaranty executed in connection with this Security Agreement ("Guarantor") of a petition for reorganization or liquidation under the Bankruptcy Code or any amendment thereto or under any other insolvency law providing for the relief of debtors provided that in the case of all such involuntary proceedings, same are not dismissed within sixty (60) days after commencement; (vii) the voluntary or involuntary making of an assignment of a substantial portion of its assets by Borrower or by any Guarantor for the benefit of its creditors, the appointment of a receiver or trustee for Borrower or any Guarantor or for any of Borrower's or Guarantor's assets, the institution by or against Borrower or any Guarantor of any formal or informal proceeding for dissolution, liquidation, settlement of claims against or winding up of the affairs of Borrower or any Guarantor provided that in the case of all such involuntary proceedings, same are not dismissed within sixty
(60) days after commencement; (viii) the making by Borrower or by any Guarantor of a transfer of all or a material portion of Borrower's or Guarantor's assets or inventory not in the ordinary course of business; or (ix) any default or breach by any Guarantor of any of the terms of its guaranty to Lender in connection with this Security Agreement.

      (b) Remedies. If any Event of Default has occurred and is continuing, Lender may in its sole discretion exercise one or more of the following remedies with respect to any or all of the Collateral: (i) declare due any or all of the aggregate sum of all remaining payments under the Notes, including the amount of any mandatory or optional payment required or permitted to be paid by Borrower to Lender at the maturity of the Notes ("Remaining Payments"); (ii) proceed by appropriate court action or actions either at law or in equity to enforce Borrower's performance of the applicable covenants of the Notes and this Security Agreement or to recover all damages and expenses incurred by Lender by reason of an Event of Default; (iii) except as provided by law, without court order or prior demand, enter upon the premises where the Collateral is located and take immediate possession of and remove it without liability of Lender to Borrower or any other person or entity; (iv) terminate this Security Agreement and sell the Collateral at public or private sale, or otherwise dispose of, hold, use or lease any or all of the Collateral in a commercially reasonable manner; or (v) exercise any other right or remedy available to it under applicable law. If Lender has declared due any or all of the Remaining Payments, Borrower will pay immediately to Lender, without duplication, (A) the Remaining Payments discounted at 6% per annum compounded monthly on the basis of a 360 day year, (B) all amounts which may be then due or accrued, and (C) all other amounts due under this Security Agreement and under the Notes (Lender's Return, as referred to below, means the amounts described in clauses (A), (B) and (C) above). The net proceeds of any sale or lease of such Collateral will be credited against Lender's Return. The net proceeds of a sale of the Collateral pursuant to this Section 16(b) is defined as the sales price of the Collateral less selling expenses, including, without limitation, costs of remarketing the Collateral and all refurbishing costs and commissions paid with respect to such remarketing.



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Borrower agrees to pay all reasonable out-of-pocket costs of Lender incurred in enforcement of this Security Agreement, the Notes or any instrument or agreement required under this Security Agreement, including, but not limited to reasonable attorneys' fees and litigation expenses and fees of collection agencies ("Remedy Expenses"). At Lender's request, Borrower shall assemble the Collateral and make it available to Lender at such time and location as Lender may reasonably designate. Borrower waives any right it may have to redeem the Collateral.

Declaration that any or all amounts under this Security Agreement and/or the Notes are immediately due and payable and Lender's taking possession of any or all Equipment shall not terminate this Security Agreement or any of the Notes unless Lender so notifies Borrower in writing. None of the above remedies is intended to be exclusive but each is cumulative and may be enforced separately or concurrently.

      (c) Application of Proceeds. The proceeds of any sale of all or any part of the Collateral and the proceeds of any remedy afforded to Lender by this Security Agreement shall be paid to and applied as follows:

            First, to the payment of reasonable costs and expenses of suit or foreclosure, if any, and of the sale, if any, including, without limitation, refurbishing costs, costs of remarketing and commissions related to remarketing, all Remedy Expenses, all expenses, liabilities and advances incurred or made pursuant to this Security Agreement or any Note by Lender in connection with foreclosure, suit, sale or enforcement of this Security Agreement or the Notes, and taxes, assessments or liens superior to Lender's security interest granted by this Security Agreement;

            Second, to the payment of all other amounts not described in item Third below due under this Security Agreement and all Notes;

            Third, to pay Lender an amount equal to Lender's Return, to the extent not previously paid by Borrower; and

            Fourth, to the payment of any surplus to Borrower or to whomever may lawfully be entitled to receive it.

      (d) Effect of Delay: Waiver: Foreclosure on Collateral. No delay or omission of Lender, in exercising any right or power arising from any Event of Default shall prevent Lender from exercising that right or power if the Event of Default continues. No waiver of an Event of Default, whether full or partial, by Lender or such holder shall be taken to extend to any subsequent Event of Default, or to impair the rights of Lender in respect of any damages suffered as a result of the Event of Default. The giving, taking or enforcement of any other or additional security, collateral or guaranty for the payment or discharge of the Indebtedness and performance of the Obligations shall in no way operate to prejudice, waive or affect the security interest created by this Security Agreement or any rights, powers or remedies exercised hereunder or thereunder. Lender shall not be required first to foreclose on the Collateral prior to bringing an action against Borrower for sums owed to Lender under this Security Agreement or under any Note.

SECTION 17. LATE PAYMENTS. Borrower shall pay Lender a late charge of 8% of any payment owed Lender by Borrower which is not paid when due (taking into account applicable grace periods), for each month such payment is not paid when due, but in no event an amount greater than the highest rate permitted by applicable law. If such amounts have not been received by Lender at Lender's place of business or by

Lender's designated agent by the date such amounts are due under this Security Agreement or the Notes, Lender shall bill Borrower for such charges. Borrower acknowledges that invoices for amounts due hereunder or under the Notes are sent by Lender for Borrower's convenience only. Borrower's non-receipt of an invoice will not relieve Borrower of its obligation to make payments hereunder or under the Notes.

SECTION 18. PAYMENTS BY LENDER. If Borrower shall fail to make any payment or perform any act required hereunder (including, but not limited to, maintenance of any insurance required by Section 10), then Lender may, but shall not be required to, after such notice to Borrower as is reasonable under the circumstances, make such payment or perform such act with the same effect as if made or performed by Borrower. Borrower will upon demand reimburse Lender for all sums paid and all reasonable costs and expenses incurred in connection with the performance of any such act.

SECTION 19. FINANCING STATEMENTS. Borrower hereby appoints Lender (and each of Lender's officers, employees or agents designated by Lender) with full power of substitution by Lender, as Borrower's attorney, with power to execute and deliver on Borrower's behalf, financing statements and other documents necessary to perfect and/or give notice of Lender's security interest in any of the Collateral. Notwithstanding the above, Borrower will, upon Lender's request, execute all financing statements pursuant to the Uniform Commercial Code and all such other documents reasonably requested by Lender to perfect Lender's security interests hereunder. Borrower authorizes Lender to file financing statements signed only by Lender (where such authorization is permitted by law) at all places where Lender deems necessary.

SECTION 20. NATURE OF TRANSACTION. Lender makes no representation whatsoever, express or implied, concerning the legal character of the transaction evidenced hereby, for tax or any other purpose.

SECTION 21. SUSPENSION OF LENDER'S OBLIGATIONS. The obligations of Lender hereunder will be suspended to the extent that Lender is hindered or prevented from complying therewith because of labor disturbances, including but not limited to strikes and lockouts, acts of God, fires, floods, storms, accidents, industrial unrest, acts of war, insurrection, riot or civil disorder, any order, decree, law or governmental regulations or interference, failure of the manufacturer to deliver any item of Collateral or any cause whatsoever not within the sole and exclusive control of Lender.

SECTION 22. LENDER'S EXPENSE. Borrower shall pay Lender all reasonable costs and expenses including reasonable attorney's fees and the fees of collection agencies, incurred by Lender (a) in enforcing any of the terms, conditions or provisions hereof and related to the exercise of its remedies, and (b) in connection with any bankruptcy or post-judgment proceeding, whether or not suit is filed and, in each and every action, suit or proceeding, including any and all appeals and petitions therefrom.

SECTION 23. ALTERATIONS; ATTACHMENTS. Other than in conformity with the manufacturer's warranty and/or other functional improvements, no alterations or attachments shall be made to the Collateral without Lender's prior written consent, which shall not be given for changes that will affect the reliability and utility of the Collateral or which cannot be removed without damage to the Collateral, or which in any way affect the value of the Collateral for purposes of resale or lease. All attachments and improvements to the Collateral shall be deemed to be "Collateral" for purposes of the Security Agreement, and a first priority security interest therein shall immediately vest in Lessor.

SECTION 24. COMMITMENT FEE. Borrower has paid to Lender a commitment fee ("Fee") of $13,000. The Fee shall be applied by Lender to reimburse Lender for all out-of-pocket UCC and other search costs, inspections and labeling costs and appraisal fees, if any, incurred by Lender. The balance shall then be applied proportionally to the first monthly payment for each Note hereunder in the proportion that the Collateral value for such Note bears to Lender's entire commitment. However, the portion of the Fee which is not applied to such monthly payments shall be non-refundable except if Lender defaults in its obligation to fund Loans pursuant to Section 3.

SECTION 25. NOTICES. All notices hereunder shall be in writing, by registered mail, or reliable messenger or delivery service (including overnight service) and shall be directed, as the case may be, to Lender at 2401 Kerner Boulevard, San Rafael, California 94901, Attention: Asset Management and to Borrower at 42501 Albrae Street, Fremont, CA 94538, Attention: Jessy Chao.

SECTION 26. MISCELLANEOUS. (a) Borrower shall provide Lender with such corporate resolutions, financial statements and other documents as Lender shall reasonably request from time to time. (b) Borrower represents that the Collateral hereunder is used solely for business purposes. (c) Time is of the essence with respect to this Security Agreement. (d) Borrower acknowledges that Borrower has read this Security Agreement and the Notes, understands them and agrees to be bound by their terms and further agrees that this Security Agreement and the Notes constitute the entire agreement between Lender and Borrower with respect to the subject matter hereof and supersede all previous agreements, promises, or representations. (e) This Security Agreement and the Notes may not be changed, altered or modified except by an instrument signed by an officer or authorized representative of Lender and Borrower. (f) Any failure of Lender to require strict performance by Borrower or any waiver by Lender of any provision herein or in a Note shall not be construed as a consent or waiver of any other breach of the same or any other provision. (g) If any provision of this Security Agreement or any Note is held invalid, such invalidity shall not affect any other provisions hereof or thereof. (h) The obligations of Borrower to pay the Indebtedness and perform the Obligations shall survive the expiration or earlier termination of this Security Agreement and each Note until all Obligations of Borrower to Lender have been met and all liabilities of Borrower to Lender and any assignee have been paid in full. (i) Borrower will notify Lender at least 30 days before changing its name, principal place of business or chief executive office. (j) Borrower will, at its expense, promptly execute and deliver to Lender such documents and assurances (including financing statements) and take such further action as Lender may reasonably request in order to carry out the intent of this Security Agreement and Lender's rights and remedies.

SECTION 27. JURISDICTION AND WAIVER OF JURY TRIAL. This Security Agreement and the Notes shall be deemed to have been negotiated, entered into and performed in the State of California and it is understood and agreed that the validity of this Security Agreement and of any of the terms and provisions, of the Security Agreement and Notes, as well as the rights and duties of Lender and Borrower, shall be construed pursuant to and in accordance with the laws of the State of California, without giving effect to conflicts of law principles. It is agreed that exclusive jurisdiction and venue for any legal action between the parties arising out of or relating to this Security Agreement and each Note shall be in the Superior Court for Marin County, California, or, in cases where federal diversity jurisdiction is available, in the United States District Court for the Northern District of California situated in San Francisco. BORROWER, TO THE EXTENT IT MAY LAWFULLY DO SO, HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS SECURITY AGREEMENT, ANY NOTE, ANY SECURITY DOCUMENTS, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH.

SECTION 28. ADDITIONAL INTEREST COMPENSATION: (a) General. Borrower shall be required to choose a final payment or Note extension election ("Additional Interest Compensation") at the expiration of the first Note's term. Borrower shall provide written notice of its election to Lender at least 90 days prior to the end of the term of the first Note. That choice shall be an election of Borrower's additional interest compensation election for all, but not less than all, of the Collateral under all Notes under the Security Agreement.

Fair market value shall be determined for the Collateral under all Notes prior to the first Note's expiration.

In the event Borrower does not provide 90 days' prior written notice of its election, the Loan shall continue on at the original Loan rate until such 90 days' notice is given and then for an additional 90 days following such notice. At the end of such notice period, payments under Borrower's election shall be due.

(b) End of Loan Position Elections. As Additional Interest Compensation, Borrower shall be required to:

Election No. 1: Make a final payment equal to the Collateral's fair market value, in no event less than 10% nor more than 20% of the Note's original principal amount. Fair market value shall be determined by Lender.

Election No. 2: Extend the Note's term for an additional 12 months ("Extended Term") for a monthly rate of 1.85% of the Note's original principal amount.

IN WITNESS WHEREOF, Borrower and Lender have caused this Security Agreement to be executed as of the date and year first above written.

PHOENIX LEASING INCORPORATED           AVANEX CORPORATION

By: /s/ SHARON LITWIN                  By: /s/ JESSY CHAO
   --------------------------              -------------------------------------
Name: SHARON LITWIN                    Name (Print): Jessy Chao
     ------------------------
Title: VP                              Title: Director of Finance and Business
      -----------------------          Operation, CFO


                                       HEADQUARTERS LOCATION:
                                       ----------------------
                                       42501 Albrae Street
                                       Fremont, CA 94538
                                       County of Alameda

                                       EXHIBITS AND SCHEDULES:
                                       -----------------------
                                       Exhibit A -- Closing Memorandum

                                       EXHIBIT A TO
                                       SENIOR LOAN AND SECURITY AGREEMENT NO.
                                       053-6193
                                       DATED NOVEMBER 5, 1998

                               CLOSING MEMORANDUM

1*    Duly executed Senior Loan and Security Agreement.

2. Duly executed Senior Security Promissory Note with Exhibit A Collateral description attached.

3. Insurance certificates reflecting coverage required under Section 10 of the Senior Loan and Security Agreement.

4.*   Resolutions of Borrower's board of directors.

5.    Real Property Waiver.**

6.    UCC-1 Financing Statements with respect to the Collateral.

7.    UCC search (Lender will obtain).

8. Certificate of Chief Financial Officer stating that (i) there are no liens, charges, security interests or other encumbrances that may affect Lender's right, title and interest in the Collateral and there are no UCC-1 financing statements filed or in the process of being filed against any of the Collateral, (ii) Borrower is performing according to, and is not materially deviating from, Borrower's business plan, (iii) no change which is a Material Adverse Effect has occurred in the financial condition of Borrower, (iv) no default has occurred, and (v) the representations and warranties in Section 5 of the Senior Loan and Security Agreement are true and correct as if made on the date of the Loan.

9.* Certificate from the Secretary of State of Borrower's state of incorporation, and from the state in which Borrower's chief executive office is located, if different, stating the Borrower is in good standing or is authorized to transact business, as the case may be, dated not more than thirty days prior to the first Loan (Lender will obtain).

10.*  Borrower's Business Plan.

11.   Borrower's most recent financial statements.

12.   List of proposed Collateral.

13.   Purchase documentation verifying Borrower's ownership of equipment.

14. See Section 3 of the Senior Loan and Security Agreement for additional conditions to closing.

15.   Intercreditor Agreement, if applicable.

*     First Loan only.

** Required if any Equipment is a fixture, i.e., attached to real property, or located in certain states.